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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 23, 2004 in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Anadys Pharmaceuticals, Inc. expected to be filed on or about February 2, 2004.



San Diego, California
January 30, 2004